Exhibit 10.5

December 7, 2009

William D. Moss
Newpark Resources, Inc.
Vice President, Corporate Strategy and Development
2700 Research Forest Drive, Suite 100
The Woodlands, TX 77381

Re:	Extension of salary reduction and extension of right to terminate employment for “Good Reason”

Dear Bill:

This letter sets forth the terms of our agreement relating to the extension of the 10% reduction of your annualized Base Salary and the corresponding adjustment to your incentive compensation under the EICP as set forth in the Amendment to the Employment Agreement, dated April 23, 2009 (the “Amendment”), between you and Newpark Resources, Inc. (“Company”). Capitalized terms not defined herein shall have the same meanings ascribed to them in the Amendment, the Employment Agreement dated June 2, 2008, between you and the Company (the “Employment Agreement”), the Change in Control Agreement between you and the Company (the “Change in Control Agreement”) and the Amendment to your Employment Agreement dated June 30, 2009 (“Second Amendment”). This letter also sets forth the terms of our agreement to extend your right to terminate your Employment Agreement for Good Reason, as described in the Second Amendment. The terms of our agreement with regard to the extensions are as follows:

1. The 10% reduction to your annualized Base Salary as set forth in the Amendment will continue in effect through March 31, 2010.

2. Beginning April 1, 2010, your annualized Base Salary will be Two Hundred Seventy Thousand Dollars and No Cents ($270,000.00).

3. Your Base Salary for purposes of calculating payments under the EICP will likewise be adjusted through March 31, 2010 to reflect this 10% reduction in your annualized Base Salary.

4. If your employment is terminated prior to March 31, 2010 pursuant to Section 2.3 of the Employment Agreement, your “lump sum payment” will be calculated based upon your $270,000.00 annualized Base Salary and not on your “current annual Base Salary” of $243,000.00.

5. If your employment is terminated prior to March 31, 2010 pursuant to Section 2.2 of the Change in Control Agreement as a result of a Change in Control (as defined therein) or a Potential Change in Control (as defined therein), your Termination Benefit will be calculated based upon your $270.000.00 annualized Base Salary and not on your base salary at the time of termination of $243,000.00.

6. This 10% reduction in your annualized Base Salary and the corresponding adjustment to your incentive compensation under the EICP do not constitute Good Reason for termination by you, as defined in Section 2.3 and 3.10(b) of the Employment Agreement, or a termination by the Company.

7. Notwithstanding item 6 above, as a result of the Employment Events described in the Second Amendment, you have the right to terminate your Employment Agreement for Good Reason, in which event your “lump sum payment” will be calculated based upon your $270,000 annualized Base Salary. The Second Amendment provided that you must exercise your right to terminate your employment for Good Reason as a result of such Employment Events by providing written notice thereof to the Company on or before January 20, 2010. Your right to terminate your Employment Agreement for Good Reason as a result of the Employment Events, in accordance with the Second Amendment, is hereby extended to March 31, 2010. If you fail to provide timely written notice by March 31, 2010, you will be deemed to have conclusively waived any right you may have under the Employment Agreement to terminate your employment for Good Reason as a result of the Employment Events described in the Second Amendment.

8. Except for the foregoing modifications, the Employment Agreement, the Amendment and the Second Amendment will remain in full force and effect in accordance with their terms.

Sincerely,

Newpark Resources, Inc.

By:  /s/ Mark J. Aiola on behalf of Paul L. Howes
Name: Paul L. Howes
Title: President and Chief Executive Officer

Agreed to and Accepted this 7th day of December, 2009

            /s/ William D. Moss

William D. Moss